CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Representations and Warranties” (paragraph 4.1(f)) and 4.2(g)) of the Form of Agreement and Plan of Reorganization (included in Appendix A) in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the MFS Value Fund (File No. 333-158506) (“the N-14 Registration Statement”) for the MFS Strategic Value Fund and the MFS Value Fund (the Funds) and to the references to our firm under the caption “Financial Highlights” in the Funds’ Prospectuses and “Independent Registered Public Accounting Firm” in the Funds’ Statements of Additional Information, which are included in the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our reports on the financial statements and financial highlights of the MFS Strategic Value Fund and MFS Value Fund, respectively, dated October 15, 2008 and September 12, 2008, included in the Annual Reports dated July 31, 2008 and August 31, 2008.

ERNST & YOUNG LLP

Ernst & Young LLP

Boston, Massachusetts

May 15, 2009